Exhibit 99.1 Tier Technologies, Inc. 10780 Parkridge Blvd., Suite 400 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Reports Fiscal 2009 First Quarter Results

RESTON, VA, February 9, 2009 – Tier Technologies, Inc. (Nasdaq: TIER) today announced results for the quarter ended December 31, 2008 and provided updates on continuing strategic growth initiatives.

“Following our strategic review of the company in late 2007 we committed to restructure the company to increase shareholder value.  That restructuring is now substantially complete with six completed sales and one signed asset purchase agreement.  We are now able to focus all of our attention and resources on advancing our electronic payments solutions in the biller direct market,” said Ronald L. Rossetti, Chairman and Chief Executive Officer of Tier Technologies.

Nina Vellayan, Chief Operating Officer said, “We are pleased to have concluded the acquisition of most of the assets of ChoicePay in late January.  We now have a strong and growing Utilities vertical to add to our Government and Higher Education verticals as we continue to broaden our market position.”

Mr. Rossetti added, “The ChoicePay technology, products, and clients are an excellent fit for our long-term strategy and will contribute to our growth this year.  In spite of severe economic conditions, we experienced performance in our Property Tax market that was consistent with forecast, and our Utilities and Higher Education verticals are producing strong growth.”

Conference Call

Tier will host a conference call tonight at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial 888-335-3240 and provide conference ID # 84188515.  The conference call will also be broadcast live via the Internet at www.tier.com.  A replay will be available at Noon on February 10, 2009 at www.tier.com or by calling 800-642-1687 and entering conference ID # 84188515.  The replay will be available until 11:59 p.m. Eastern Time on February 23, 2009.

First Quarter Fiscal 2009 Results

For the quarter ended December 31, 2008, Tier reported revenues from Continuing Operations of $29.7 million, a 2.7% increase over the same quarter last year.  Net loss from Continuing Operations was ($1.9) million, or ($0.10) per fully-diluted share.

Continuing Operations include Electronic Payment Processing, or EPP, and certain wind-down businesses.  On a standalone basis, our core EPP business reported quarterly revenues of $28.2 million, or a 1.6% increase over the same quarter last year.  Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $7.9 million, down $1.3 million over the same period last year.  We expect to see a continued decrease in these types of expenses as we streamline our operations.

Tier’s Discontinued Operations reported revenues of $4.5 million for the quarter, down 67.5% from the same quarter last year.  The decrease is primarily due to the sale of several businesses during fiscal 2008. Net loss from Discontinued Operations was ($3.3) million for the quarter.

Liquidity

As of December 31, 2008, Tier had $77.1 million in cash and marketable securities, and $7.4 million in restricted investments.  Tier currently holds $31.2 million in auction rate securities as long-term investments.  These investments are revenue bonds and asset-backed notes issued by state agencies.  The investments are AAA-rated and collateralized with student loans and guaranteed under the Federal Family Education Loan Program.  Tier has no short-term or long-term debt.

About Tier Technologies, Inc.

Tier Technologies, Inc. provides federal, state and local government and other public sector clients with electronic payments solutions and other transaction processing services.  Headquartered in Reston, Virginia, Tier Technologies serves over 3,300 electronic payments clients throughout the United States, including federal, state, and local governments, educational institutions, utilities and commercial clients.  Through its subsidiary, Official Payments Corp., Tier delivers payments solutions for a wide range of markets.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  the impact of governmental investigations; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company’s ability to realize revenues from its business development opportunities; the timing and completion of the divestment of the Company’s non-core assets; and

unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company's annual report on Form 10-K for the fiscal year ended September  30, 2008 filed with the SEC.

IMPORTANT INFORMATION

Tier Technologies, Inc. plans to file with the SEC and furnish to its shareholders a Definitive Proxy Statement in connection with its 2009 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2009 Annual Meeting when it becomes available, because it will contain important information.  Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that Tier files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Tier by directing a request to Tier Technologies, Inc., Attn: Corporate Secretary, Keith Omsberg, 10780 Parkridge Blvd., 4th Floor, Reston, VA  20191.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Tier, its directors and named executive officers may be deemed to be participants in the solicitation of Tier’s security holders in connection with its 2009 Annual Meeting.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in Tier’s Annual Report on Form 10-K for the year ended September 30, 2008, as amended on January 28, 2009, and its Revised Preliminary Proxy Statement filed January 28, 2009, each of which is on file with the SEC, as well as its upcoming Definitive Proxy Statement for the 2009 Annual Meeting (when available).  To the extent there have been changes in Tier’s directors and executive officers, such changes have been reported on Current Reports on Form 8-K filed with the SEC.  To the extent holdings of Tier securities have changed since the amounts printed in the Revised Preliminary Proxy Statement filed January 29, 2009, such changes have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 or Form 5 filed with the SEC.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	December 31, 2008	September 30, 2008
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$34,393	$47,735
Investments in marketable securities	11,485	2,415
Accounts receivable, net	5,897	4,209
Prepaid expenses and other current assets	3,108	1,863
Current assets—held-for-sale	10,293	11,704
Total current assets	65,176	67,926

Property, equipment and software, net	4,618	4,479
Goodwill	14,526	14,526
Other intangible assets, net	12,276	13,455
Investments in marketable securities	31,213	28,821
Restricted investments	7,361	7,861
Other assets	272	283
Total assets	$135,442	$137,351

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$676	$918
Accrued compensation liabilities	3,690	4,289
Accrued discount fees	7,497	5,243
Other accrued liabilities	4,608	4,667
Deferred income	1,790	1,790
Current liabilities—held-for-sale	7,988	9,061
Total current liabilities	26,249	25,968
Other liabilities	106	136
Total liabilities	26,355	26,104

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital; shares authorized: 44,260; shares issued: 20,619 and 20,619; shares outstanding: 19,735 and 19,735	190,588	190,099
Treasury stock—at cost, 884 shares	(8,684)	(8,684)
Accumulated other comprehensive income	1	(2,504)
Accumulated deficit	(72,818)	(67,664)
Total shareholders’ equity	109,087	111,247
Total liabilities and shareholders’ equity	$135,442	$137,351

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations

	Three months ended December 31,
(in thousands, except per share data)	2008	2007
Revenues	$29,740	$28,955

Costs and expenses:
Direct costs	22,418	22,234
General and administrative	6,630	7,109
Selling and marketing	1,316	2,114
Depreciation and amortization	1,459	1,296
Total costs and expenses	31,823	32,753
Loss from continuing operations before other income/(loss) and income taxes	(2,083)	(3,798)

Other income/(loss):
Loss on investment	(112)	—
Interest income, net	304	967
Total other income	192	967

Loss from continuing operations before income taxes	(1,891)	(2,831)
Income tax provision	1	16

Loss from continuing operations	(1,892)	(2,847)
(Loss)/income from discontinued operations, net	(3,262)	1,416

Net loss	$(5,154)	$(1,431)

(Loss)/earnings per share—Basic and diluted:
From continuing operations	$(0.10)	$(0.14)
From discontinued operations	(0.16)	0.07
(Loss)/earnings per share—Basic and diluted	$(0.26)	$(0.07)

Weighted average common shares used in computing:
Basic and diluted (loss)/earnings per share	19,735	19,543

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows

	Three months ended December 31,
(in thousands)	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,154)	$(1,431)
Less: Income/(loss) from discontinued operations, net	(3,262)	1,416
Loss from continuing operations, net	(1,892)	(2,847)
Non-cash items included in net loss:
Depreciation and amortization	1,483	1,314
Provision for doubtful accounts	39	35
Accrued forward loss on contract	25	125
Share-based compensation	468	789
Loss on trading securities	112	—
Other	—	37
Net effect of changes in assets and liabilities:
Accounts receivable, net	(1,727)	(392)
Prepaid expenses and other assets	(602)	308
Accounts payable and accrued liabilities	1,308	2,484
Income taxes receivable	(61)	15
Deferred income	—	(247)
Cash (used in) provided by operating activities from continuing operations	(847)	1,621
Cash (used in) provided by operating activities from discontinued operations	(3,209)	3,254
Cash (used in) provided by operating activities	(4,056)	4,875
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(11,470)	(3,925)
Maturities of available-for-sale securities	2,401	5,600
Maturities of restricted investments	500	—
Purchase of equipment and software	(480)	(778)
Proceeds from sale of discontinued operations	205	—
Cash (used in) provided by investing activities from continuing operations	(8,844)	897
Cash used in investing activities from discontinued operations	(437)	(1,269)
Cash used in investing activities	(9,281)	(372)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	—	29
Capital lease obligations and other financing arrangements	(5)	(36)
Cash used in financing activities from continuing operations	(5)	(7)
Cash used in financing activities from discontinued operations	—	(2)
Cash used in financing activities	(5)	(9)
Net (decrease)/increase in cash and cash equivalents	(13,342)	4,494
Cash and cash equivalents at beginning of period	47,735	16,516
Cash and cash equivalents at end of period	$34,393	$21,010

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Continuing Operations

(in thousands)	EPP	Wind- down	Total
Three months ended December 31, 2008:
Revenues	$28,241	$1,499	$29,740
Costs and expenses:
Direct costs	21,838	580	22,418
General and administrative	6,568	62	6,630
Selling and marketing	1,313	3	1,316
Depreciation and amortization	979	480	1,459
Total costs and expenses	30,698	1,125	31,823
(Loss)/income from continuing operations before other income/(loss) and income taxes	(2,457)	374	(2,083)
Other income/(loss):
Loss on investment	(112)	—	(112)
Interest income, net	304	—	304
Total other income	192	—	192
(Loss)/income from continuing operations before taxes	(2,265)	374	(1,891)
Income tax provision	1	—	1
(Loss)/income from continuing operations	$(2,266)	$374	$(1,892)

Three months ended December 31, 2007:
Revenues	$27,809	$1,146	$28,955
Costs and expenses:
Direct costs	21,118	1,116	22,234
General and administrative	6,656	453	7,109
Selling and marketing	1,996	118	2,114
Depreciation and amortization	924	372	1,296
Total costs and expenses	30,694	2,059	32,753
Loss from continuing operations before other income and income taxes	(2,885)	(913)	(3,798)
Other income:
Interest income, net	967	—	967
Total other income	967	—	967
Loss from continuing operations before taxes	(1,918)	(913)	(2,831)
Income tax provision	16	—	16
Loss from continuing operations	$(1,934)	$(913)	$(2,847)

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations—Discontinued Operations

	Three months ended December 31, 2008
(in thousands)	GBPO	PSSI	Total
Revenues	$—	$4,469	$4,469
Costs and expenses:
Direct costs	3	3,851	3,854
General and administrative	49	675	724
Selling and marketing	—	103	103
Depreciation and amortization	—	12	12
Write-down of goodwill and intangibles	—	2,594	2,594
Total costs and expenses	52	7,235	7,287
Loss before loss of disposal on discontinued operations	(52)	(2,766)	(2,818)
Loss on disposal of discontinued operations	(17)	(427)	(444)
Loss from discontinued operations, net	$(69)	$(3,193)	$(3,262)

	Three months ended December 31, 2007
(in thousands)	GBPO	PSSI	Other and Eliminations	Total
Revenues	$7,133	$6,610	$—	$13,743
Costs and expenses:
Direct costs	4,303	5,047	(138)	9,212
General and administrative	550	1,502	41	2,093
Selling and marketing	551	368	14	933
Depreciation and amortization	—	20	—	20
Write-down of goodwill and intangibles	—	373	—	373
Total costs and expenses	5,404	7,310	(83)	12,631
Income/(loss) before income on disposal of discontinued operations	1,729	(700)	83	1,112
Income on disposal discontinued operations	—	304	—	304
Income/(loss) from discontinued operations, net	$1,729	$(396)	$83	$1,416